EXHIBIT 10-B

Amendment, dated January 13, 2011, to the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan

At a meeting held on January 13, 2011, the Board of Directors of Colgate-Palmolive Company determined to amend the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan to change the grant date for the director stock option awards from February of each year to a date following the Company’s annual meeting of stockholders, and approved the following resolution:

RESOLVED, that Section 5(a) of the Plan be, and hereby is, amended so that as amended it shall read in full as follows:

(a)   Each Non-Employee Director shall, on each first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a window period, the first day of the first window period to occur after the Company’s annual meeting of stockholders, automatically be granted a Stock Option to purchase 4,000 shares of Common Stock (the “Annual Grant Amount”) having an exercise price of 100 per cent of the Fair Market Value of the Common Stock at the date of grant of such Stock Option. Notwithstanding the foregoing, if an individual becomes a Non-Employee Director during a calendar year, he or she shall be granted for that year a Stock Option to purchase that number of shares of Common Stock equal to the product of (i) the Annual Grant Amount and (ii) the fraction obtained by dividing (x) the number of calendar months during such calendar year that such person will serve as a Non-Employee Director (counting any partial month as a full month) by (y) 12; provided that the product of (i) and (ii) shall be rounded up to the nearest whole number of shares. Such Stock Option shall be granted on the first business day following the date of the Company’s annual meeting of stockholders or, if such date does not fall within a window period, the first day of the first window period to occur after the Company’s annual meeting of stockholders; provided that, if such individual is not a Non-Employee Director on the first business day following the date of the Company’s annual meeting of stockholders, such grant shall be made on the first day of the first window period to occur after the date such individual becomes a Non-Employee Director. For purposes of this Plan, “window period” shall mean the period from the third to the twelfth business day following the date of the public announcement of the Company’s quarterly or annual earnings, as applicable, or such similar period during which the Company’s officers and directors are permitted to engage in transactions in the Company’s securities.